Exhibit 1.1

Underwriting Agreement

30,000,000 Shares(1)

Dollar General Corporation
Common Stock
($0.875 par value)

New York, New York
March 27, 2013

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

KKR Capital Markets LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

c/o KKR Capital Markets LLC

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

The persons named in Schedule II hereto (the “Selling Stockholders”) propose to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives,  30,000,000 shares of common stock, $0.875 par value (“Common Stock”) of Dollar General Corporation, a corporation organized under the laws of Tennessee (the “Company”) (said shares to be sold by the Selling Stockholders collectively being hereinafter called the “Underwritten Securities”).  Buck Holdings, L.P. also proposes to grant to the Underwriters an option to purchase up to 4,500,000 additional shares of Common Stock (the “Option Securities;” the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents

(1)  Plus an option to purchase from Buck Holdings, L.P. up to 4,500,000 additional Securities.

incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 21 hereof.

1.                                      Representations and Warranties.

(i)                                     The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                 The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (file number 333-187493) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of a number of classes and series of securities, including the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

The Company will provide you a Canadian “wrap-around” (the “Canadian Offering Memorandum”) for use in distribution of the Preliminary Prospectus and the Prospectus to Canadian Persons.  Insofar as they relate to offers or sales of Securities in Canada, all references herein to the Preliminary Prospectus and the Prospectus shall include the Canadian Offering Memorandum.

(b)                                 On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c)                                  (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each Issuer Free Writing Prospectus (including without limitation, any road show that is a free writing prospectus under Rule 433) when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)                                 (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the Execution Time (with such date being used as the determination date for purposes of this clause (iii)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  Neither the Company nor any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities before the filing of the Registration Statement, whether or not in reliance on the exemption in Rule 163.

(e)                                  The Company was not and is not an Ineligible Issuer (as defined in Rule 405) as of the relevant date of determination specified in Rule 405 without taking into account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)                                   Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g)                                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus.  The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h)                                 Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing as an entity in good standing (to the extent that such concept is applicable to a particular jurisdiction) under the laws of the jurisdiction in which it is incorporated or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except in each case where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(i)                                     All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus and except, in the case of any foreign subsidiary, for directors’ qualifying shares, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries, free and clear of any claims, liens or encumbrances, other than any claims, liens or encumbrances arising under the Company’s Credit Agreement, dated as of July 6, 2007 (as amended and restated as of March 30, 2012 and amended as of October 9, 2012) and the Company’s ABL Credit Agreement, as amended and restated as of March 15, 2012 and amended as of October 9, 2012.

(j)                                    There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed (including through incorporation by reference as permitted by the rules and regulations of the Commission) as required in all material respects; and the statements in the Preliminary Prospectus and the Prospectus under the headings “United States Federal Income and Estate Tax Consequences to Non-U.S. Holders” and “Description of Capital Stock—Tennessee Anti-Takeover Statutes” and the statements in Part I, Item 3 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2013, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(k)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(l)                                     The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m)                             No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Exchange Act and such as may be required under the federal and provincial securities laws of Canada or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus and such other approvals as have been obtained.

(n)                                 Neither the sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii), where such conflict, breach, violation or imposition would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(o)                                 No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as described in the Disclosure Package and the Prospectus or except, with respect to certain piggyback registration rights which have been granted to certain employees, as have been waived or satisfied in connection with the offering of the Securities.

(p)                                 The consolidated historical financial statements and schedules, if any, of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity, in all material respects, with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary financial data set forth under the captions “Summary Historical Financial and Other Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, in all material respects, the information included therein.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (defined below) fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q)                                 Except as disclosed in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(r)                                    Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where such failure would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(s)                                   Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture,

contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), where such violation or default, as the case may be, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(t)                                    Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules, if any, included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(u)                                 There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement.

(v)                                 The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(w)                               Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(x)                                 The Company and each of its subsidiaries self insures, or maintains insurance covering, its properties, operations, personnel and businesses as the Company deems adequate and customary for companies engaged in similar businesses and all such policies are in full force and effect in all material respects, except where a failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(y)                                 Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except for the failure to possess any of the foregoing that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(z)                                  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  As of February 1, 2013, the last date as of which such controls were evaluated, the Company and its subsidiaries’ internal controls over financial reporting were effective and there were no changes to the Company and its subsidiaries’ internal control over financial reporting since February 1, 2013 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(aa)                          The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures were effective as of February 1, 2013 and there have been no changes in such disclosure controls and procedures since February 1, 2013.

(bb)                          The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc)                            Except for such matters that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Company’s subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws; and the Company is not aware of any pending investigation which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(dd)                          Neither the Company nor any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly lend, contribute or otherwise make available the proceeds of the offering received by the Company, if any, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ee)                            Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, and since such date, there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, in each case except as described in the Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)                              The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except such exceptions as are described in the Disclosure Package and the Prospectus or as would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(gg)                            The Company and each of its subsidiaries own, license, possess or can acquire on reasonable terms all adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, licenses, inventions, trade secrets and other rights, and all registrations or applications relating thereto, described in the Disclosure Package and the Prospectus as being owned by the Company and its subsidiaries and necessary for the conduct of their business, except as such would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and the Company and its subsidiaries are not aware of any pending or threatened claim to the contrary or any pending or threatened challenge by any other person to the rights of the Company or its subsidiaries with respect to the foregoing which, if determined adversely to the Company or its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(hh)                          The Securities have been listed and admitted and authorized for trading on the New York Stock Exchange.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii)                                  Except with respect to Section 1(ii)(g) which does not apply to Buck Holdings, L.P., each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

(a)                                 Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b)                                 All shares are book entry. Such Selling Stockholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement duly authorized (if applicable), executed and delivered by such Selling Stockholder or its attorney-in-fact in the form heretofore furnished to you (the “Custody Agreement”) with Wells Fargo Shareowner Services, as Custodian (the “Custodian”); the Securities so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such Securities, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(c)           Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(d)           No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and the Exchange Act and such as may be required under the federal and provincial securities laws of Canada or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus and such other approvals as have been obtained.

(e)           Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law or the organizational documents of such Selling Stockholder if such Selling Stockholder is not a natural person, (ii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound or (iii) any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

(f)            In respect of any statements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company or to the Underwriters by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(c) and (i)(f) of this Section, it being understood and agreed that the only such information furnished by or on behalf of any Selling Stockholder consists of its name and any information relating to its holdings of Common Stock.

(g)           The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.  The purchase price per share for shares sold by Buck Holdings, L.P. shall be $50.14.  The purchase price per share for shares sold by all Selling Stockholders other than Buck Holdings, L.P. shall be $50.75.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Buck Holdings, L.P. hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 4,500,000 shares of the Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities sold by Buck Holdings, L.P. less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on such Option Securities.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to Buck Holdings, L.P. setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by Buck Holdings, L.P. is set forth in Schedule II hereto.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.             Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on April 3, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the

Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by each of the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, Buck Holdings, L.P. will deliver the Option Securities (at its expense) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of Buck Holdings, L.P. by wire transfer payable in same-day funds to the accounts specified by Buck Holdings, L.P. If settlement for the Option Securities occurs after the Closing Date, Buck Holdings, L.P. will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.             Agreements.

(i)            The Company agrees with the several Underwriters that:

(a)           Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement which shall be disapproved by the Representatives promptly after reasonable notice thereof. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) promptly after it receives notice thereof, of the time when any amendment to the Registration Statement shall have been filed or become effective, (iii) promptly after it receives notice thereof, of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Prospectus; and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)           The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)            The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)           The Company will not, without the prior written consent of each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement, provided, however, that the Company may (i) issue and sell Common Stock (including pursuant to restricted stock awards, restricted stock units and upon the exercise of options) and grant equity-based awards pursuant to any employee stock option plan, employee stock incentive plan, employee stock ownership plan or employee dividend reinvestment plan of the Company in effect at the Execution Time or described in the Prospectus, (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (iii) file a registration statement or amendment to a registration statement on Form S-8.

(h)           The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)            The Company and the Selling Stockholders agree that (1) the Company will pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) to the extent applicable, the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the sale of the Securities (except as contemplated by Section 3 hereof); (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) to the extent applicable, the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification and in connection with the preparation of the Blue Sky Survey and any supplement thereto); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; provided, however, that the Underwriters shall be responsible for 50% of the equivalent third party costs of any private aircraft, if any, incurred by or on behalf of the Company in connection with such presentations; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder that are not otherwise specifically provided for in this Section and (2) each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of separate counsel retained by such Selling Stockholder, (ii) such Selling Stockholder’s pro rata share of the fees and expenses of the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.  It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel (other than fees and expenses specified in this subsection (i)), stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make, including, for the avoidance of doubt, the cost of aircraft as specified in clause (viii) of this subsection (i).

(j)            The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)           The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(l)            The Company agrees that, if at any time during the 60-day period referred to in Section 5(i)(g) hereof, the Company becomes aware that any director or executive officer of the Company intends to file a Form 4 with the Commission in connection with any disposition of Common Stock for value (other than any sale or transfer to the Company), the Company will provide the Underwriters with notice, which notice may be by email or any other manner reasonably designed to convey the proposed timing of such Form 4, at least one day prior to the filing of any such Form 4.

(ii)           Except with respect to Section 5(ii)(e) which does not apply to Buck Holdings, L.P., each Selling Stockholder agrees, severally and not jointly, with the several Underwriters that:

(a)           Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event relating to such Selling Stockholder occurs as a result of which the information specifically provided by the Selling Stockholder in writing for inclusion in the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, such Selling Stockholder promptly will notify the Representatives and the Company of any such event.

(c)           Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(d)           Such Selling Stockholder will comply with the agreement contained in Section 5(i)(i).

(e)           Such Selling Stockholder will not, without the prior written consent of each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement, provided, however, that the foregoing shall not apply to transactions relating to (a) transfers of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (i) if the Selling Stockholder is an individual, (A) to an immediate family member or a trust formed for the benefit of an immediate family member or (B) by bona fide gift, will or intestacy, (ii) if the undersigned is a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned or (B) any distribution or dividend to equity holders of the undersigned as part of a distribution or dividend by the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or (iii) if the undersigned is a trust, to a grantor or beneficiary of the trust; (b) the exercise of options to purchase shares of Common Stock or the receipt of shares of Common Stock upon the vesting of restricted stock awards or restricted stock units in each case pursuant to employee benefit plans disclosed in the Prospectus and the related transfer of shares of Common Stock to the Company (i) deemed to occur upon the cashless exercise of such options or (ii) for the primary purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of such shares of Common Stock under such restricted stock awards or restricted stock units; or (c) transfers of Common Stock to the Company pursuant to the call provisions of existing employment agreements and equity grant documents; provided that in the case of any transfer or distribution pursuant to clause (a), each donee, heir, beneficiary or other transferee or distributee shall sign and deliver a lock-up letter in the form of Exhibit A hereto; and provided, further, that in the case of any transfer or distribution pursuant to clause (a), (b) or (c), that the undersigned provides at least two business days’ prior written notice to each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC if the undersigned or the recipient is required to, or intends to voluntarily, file a report under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock during the 60-day period referred to above.  For purposes of this Section 5(ii)(e), “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than a first cousin. Any Selling Stockholder that delivers a lock-up letter in the form of Exhibit A hereto shall be bound by the terms of such agreement, and this Section 5(ii)(e) shall have no force and effect with respect to such Selling Stockholder.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and with respect to the Company and Buck Holdings, L.P. only, any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company, Buck Holdings, L.P. and the other Selling Stockholders of their respective obligations hereunder and to the following additional conditions, it being understood that with respect to any settlement date pursuant to Section 3 hereof with respect to Option Securities, such additional conditions shall only apply to the Company and Buck Holdings, L.P. and not to any other Selling Stockholder:

(a)           The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the Company and certain of the Selling Stockholders, to have furnished to the Representatives their opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, substantially in the forms set forth in Exhibits B-1 and B-2 hereto.

(c)           The Company shall have requested and caused Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, special Tennessee counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit C hereto.

(d)           Selling Stockholders selling at least 98% of the Securities to be sold pursuant to this Agreement and, in any event any Selling Stockholder selling shares of Common Stock for gross proceeds in excess of $650,000, shall have requested and caused their respective counsel as indicated in Schedule II hereto to have furnished to the Representatives their opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit B-1 hereto (in the case of Selling Stockholders represented by Simpson Thacher & Bartlett LLP) or Exhibit D hereto (in the case of any other Selling Stockholder).

(e)           The Company shall have requested and caused Susan S. Lanigan, the General Counsel of the Company, to have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit E hereto.

(f)            The Representatives shall have received from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)                                  The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman & Chief Executive Officer and the Executive Vice President & Chief Financial Officer of the Company, dated the Closing Date, to the effect that:

(i)                                     the representations and warranties of the Company in this Agreement that are not qualified by materiality are true and correct in all material respects, and that the representations and warranties of the Company in this Agreement that are qualified by materiality are true and correct, in each case, on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(h)                                 Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Selling Stockholder, or appropriate representative of such Selling Stockholder, or by a power of attorney on behalf of the Selling Stockholder, dated the Closing Date, reasonably satisfactory to the Representatives that the representations and warranties of such Selling Stockholder in this Agreement that are not qualified by materiality are true and correct in all material respects, and that the representations and warranties of such Selling Stockholder in this Agreement that are qualified by materiality are true and correct, in each case, on and as of the Closing Date to the same effect as if made on the Closing Date and as to the performance by such Selling Stockholder of all of its obligations hereunder to be performed at or prior to the Closing Date.

(i)                                     The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives at the Execution Time a letter dated as of the Execution Time in the form attached hereto as Annex I and at the Closing Date and any settlement date pursuant to Section 3 hereof, a letter, dated as of the Closing Date and any settlement date pursuant to Section 3 hereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information contained in the Preliminary Prospectus, the Prospectus and the Registration Statement.

(j)                                    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(k)                                 Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)                                     The Custody Agreement of each Selling Stockholder shall have been duly authorized (if applicable), executed and delivered by such Selling Stockholder or its attorney-in-fact and is a valid and binding agreement of such Selling Stockholder.

(m)                             Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n)                                 On or prior to the Execution Time, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(o)                                 At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person listed on Schedule IV hereto and Buck Holdings, L.P. addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, at One New York Plaza, New York, NY 10004, on the Closing Date.

7.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities; provided that the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 5(i) and 8 hereof.  If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholders pro rata in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.

8.                                      Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter and each Selling Stockholder, the directors, officers, employees and agents of each Underwriter and each Selling Stockholder and each person who controls any Underwriter or any Selling Stockholder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity,  it being understood that the only such information provided by any such Selling Stockholder is its name and any information relating to its holdings of shares of Common Stock.  This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c)                                  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each Selling Stockholder acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting,” (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the second, third and fourth sentences of the fifth paragraph and (C) the eighth, ninth and tenth paragraphs in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d)                                 Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                                  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters.  The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9.                                      Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining

Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11.                               Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed, or solely for purposes of Section 5(i)(l) hereof emailed, to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel (email: clayton.hale@citi.com); the Goldman, Sachs & Co. Registration Department, at 200 West Street, New York, New York 10282, Attention: Registration Department (tel. no.: (866) 471-2526) (email: prospectus-ny@ny.email.gs.com); and KKR Capital Markets LLC (fax no.: (212) 271-9943) and confirmed to KKR Capital Markets LLC, at 9 West 57th Street, New York, New York 10019 (email: richard.chand@kkr.com); with a copy for information purposes to Valerie Ford Jacob, Esq. (fax no.: (212) 859-4000) and confirmed to Fried, Frank, Harris, Shriver & Jacobson LLP, at One New York Plaza, New York, New York 10004, Attention: Valerie Ford Jacob, Esq.; or, if sent to the Company, will be mailed, delivered or telefaxed to Susan S. Lanigan, Esq. (fax no.: (615) 855-5517) and confirmed to it at Dollar General Corporation, at 100 Mission Ridge, Goodlettsville, Tennessee 37072, attention of Susan S. Lanigan, Esq., with a copy for information purposes to Joseph H. Kaufman, Esq. (fax no.: (212) 455-2502) and confirmed to Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, New York 10017-3954, attention of Joseph H. Kaufman, Esq.; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

12.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13.                               No Fiduciary Duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Stockholder on related or other matters).  The Company and the Selling Stockholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any of the Selling Stockholders, in connection with such transaction or the process leading thereto.

14.                               Patriot Act Notice.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

15.                               Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

16.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.                               Waiver of Jury Trial. The Company, each of the Underwriters and the Selling Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20.                               Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(i)(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Canadian Person” shall mean any person who is a national or resident of Canada, any corporation, partnership, or other entity created or organized in or under the laws of Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to Canadian Federal income taxation, regardless of its source (other than any non-Canadian branch of any Canadian Person), and shall include any Canadian branch of a person other than a Canadian Person.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, including any document that is incorporated by reference therein, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 6:30 PM New York City time on March 27, 2013.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(i)(a) above which is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456” and “Rule 457” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

21.                               Canada.  Each of the Underwriters hereby covenants and agrees that it will not distribute the Securities in such a manner as to require the filing of a prospectus or similar document (excluding a private placement offering memorandum) with respect to the Securities under the laws of any Province or Territory in Canada.

23.                               Allocation of Selling Stockholder Shares.  Without limiting the applicability of Section 2 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the

Underwritten Securities being sold by a Selling Stockholder, the Underwritten Securities being sold to such Underwriter shall not include any shares of Common Stock attributable to such client (with any such shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

Dollar General Corporation

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

Buck Holdings, L.P.

By: Buck Holdings, LLC, its General Partner

By:	/s/ Raj Agrawal
	Name:	Raj Agrawal
	Title:	Authorized Person

Christine Connolly, as attorney-in-fact for the Selling Stockholders listed on Schedule II other than Buck Holdings, L.P.

By:	/s/ Christine Connolly
	Name:	Christine Connolly
	Title:	Attorney-In-Fact

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
Goldman, Sachs & Co.
KKR Capital Markets LLC

By: Citigroup Global Markets Inc.

By:	/s/ Dean Pimenta
	Name:	Dean Pimenta
	Title:	Director

By: GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Greene
	Name:	Adam T. Greene
	Title:	Vice President

By: KKR Capital Markets LLC

By:	/s/ Jeffrey Rowbottom
	Name:	Jeffrey Rowbottom
	Title:	Managing Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased

Citigroup Global Markets Inc.	10,000,000
Goldman, Sachs & Co.	10,000,000
KKR Capital Markets LLC	10,000,000
Total	30,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package:

None

SCHEDULE IV

Raj Agrawal

Michael M. Calbert

Adrian Jones

Richard W. Dreiling

Anita C. Elliott

John W. Flanigan

Robert D. Ravener

Todd J. Vasos

[Form of Lock-Up Agreement]	EXHIBIT A

Dollar General Corporation
Public Offering of Common Stock

, 2013

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

KKR Capital Markets LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

c/o KKR Capital Markets LLC

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Dollar General Corporation, a Tennessee corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock of the Company (the “Common Stock”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC.

The foregoing sentence shall not apply to transactions relating to (a) transfers of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (i) if the undersigned is an individual, (A) to an immediate family member or a trust formed for the benefit of an immediate family member or (B) by bona fide gift, will or intestacy, (ii) if the undersigned is a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned or (B) any distribution or dividend to equity holders of the undersigned as part of a distribution or dividend by the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or (iii) if the undersigned is a trust, to a grantor or beneficiary of the trust; (b) the exercise of options to purchase shares of Common Stock or the receipt of shares of Common Stock upon the vesting of restricted stock awards or restricted stock units in each case pursuant to employee benefit plans disclosed in the Prospectus and the related transfer of shares of Common Stock to the Company (i) deemed to occur upon the cashless exercise of such options or (ii) for the primary purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of such shares of Common Stock under such restricted stock awards or restricted stock units; or (c) transfers of Common Stock to the Company pursuant to the call provisions of existing employment agreements and equity grant documents; provided that in the case of any transfer or distribution pursuant to clause (a), each donee, heir, beneficiary or other transferee or distributee shall sign and deliver a lock-up letter in the form of this letter; and provided, further, that in the case of any transfer or distribution pursuant to clause (a), (b) or (c), that the undersigned provides at least two business days’ prior written notice to each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC if the undersigned or the recipient is required to, or intends to voluntarily, file a report under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock during the 60-day period referred to above.  For purposes of this paragraph, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than a first cousin.

[Notwithstanding anything herein to the contrary, (i) the undersigned and its affiliates (including, to the extent applicable, Goldman, Sachs & Co., Spear, Leeds & Kellogg LLC and their respective affiliates, Citigroup Global Markets Inc. and its affiliates and KKR Capital Markets LLC and its affiliates) may engage in investment advisory, investment company, financial advisory, financing, asset management and other similar activities conducted in the ordinary course of its and its affiliates’ business and (ii) to the extent applicable, Goldman, Sachs & Co., Spear, Leeds & Kellogg LLC and their respective affiliates and Citigroup Global Markets Inc. and its affiliates may

2

engage in brokerage, anti-raid advisory, merger advisory, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its and its affiliates’ business; provided, however, that this sentence shall have no application with respect to Common Stock held by Buck Holdings, L.P. at the time of the completion of the underwritten public offering referred to above, whether or not such Common Stock is subsequently held by Buck Holdings, L.P. or is transferred, sold or otherwise not held by Buck Holdings, L.P.](2)

[Notwithstanding anything herein to the contrary, to the extent KKR Capital Markets LLC or its affiliates are deemed to be an affiliate of the undersigned or in privity with the undersigned or any affiliate of the undersigned, KKR Capital Markets LLC and its affiliates may engage in investment advisory, investment company, financial advisory, financing, asset management, and other similar activities conducted in the ordinary course of its and its affiliates’ business; provided, however, that this sentence shall have no application with respect to Common Stock held by Buck Holdings, L.P. at the time of the completion of the underwritten public offering referred to above, whether or not such Common Stock is subsequently held by Buck Holdings, L.P. or is transferred, sold or otherwise not held by Buck Holdings, L.P.; provided further that this sentence shall have no application to Common Stock held by the undersigned in his individual capacity during the lock-up period.](3)

[Notwithstanding anything herein to the contrary, to the extent Goldman, Sachs & Co., Spear, Leeds & Kellogg LLC or their respective affiliates are deemed to be an affiliate of the undersigned or in privity with the undersigned or any affiliate of the undersigned, Goldman, Sachs & Co., Spear, Leeds & Kellogg LLC and their respective affiliates may engage in investment advisory, investment company, financial advisory, financing, asset management, brokerage, anti-raid advisory, merger advisory, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its and its affiliates’ business; provided, however, that this sentence shall have no application with respect to Common Stock held by Buck Holdings, L.P. at the time of the completion of the underwritten public offering referred to above, whether or not such Common Stock is subsequently held by Buck Holdings, L.P. or is transferred, sold or otherwise not held by Buck Holdings, L.P.; provided further that this sentence shall have no application to Common Stock held by the undersigned in his individual capacity during the lock-up period.](4)

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

(2) To be included in Buck Holdings, L.P.’s lock-up and any lock-up signed in connection with the transfer of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock by Buck Holdings to an affiliate or as part of a distribution or dividend to Buck Holdings’ equity holders.

(3) To be included in the lock-up signed by Michael M. Calbert and Raj Agrawal.

(4) To be included in the lock-up signed by Adrian Jones.

3

[Signature]

[Name and address]

4

Exhibit B-1

OPINION OF SIMPSON THACHER & BARTLETT LLP
TO BE DELIVERED PURSUANT TO
SECTION 6(b)

We have acted as counsel to Dollar General Corporation, a Tennessee corporation (the “Company”), to Buck Holdings, L.P., a Delaware limited partnership (“Buck”) and to the selling stockholders named in Schedule I hereto (the “Schedule I Selling Stockholders”), in connection with the purchase by you of an aggregate of 30,000,000 shares (the “Shares”) of Common Stock, par value $0.875 per share (the “Common Stock”), of the Company from Buck, the Schedule I Selling Stockholders and certain other selling stockholders of the Company (collectively, the “Selling Stockholders”) pursuant to the Underwriting Agreement dated March 27, 2013 (the “Underwriting Agreement”), among the Company, Buck, the other Selling Stockholders and you.

We have examined the Registration Statement on Form S-3 (File No. 333-187493) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), as it became effective under the Securities Act (the “Registration Statement”); the Company’s prospectus dated March 25, 2013 (the “Base Prospectus”), which pursuant to Form S-3 incorporates by reference the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2013, the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 5, 2012 that are incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2012, “Proposal 2: Vote Regarding Charter Amendment” and the portions of the Company’s Preliminary Proxy Statement on Schedule 14A filed on March 25, 2013 which when contained in the Definitive Proxy Statement to be filed for the Company’s annual meeting of shareholders to be held on May 29, 2013 will be incorporated by reference in the Company’s Annual Report on From 10-K for the fiscal year ended February

1, 2013, the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 5, 2013 and March 25, 2013 (other than Item 2.02 and Item 7.01 thereof) and the description of the Common Stock contained in the Company’s Form 8-A filed on November 6, 2009, each as filed under the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act Documents”); the Company’s preliminary prospectus supplement dated March 27, 2013 (together with the Base Prospectus, the “Preliminary Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; the Company’s prospectus supplement dated March 27, 2013 (together with the Base Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; the Underwriting Agreement; and the Custody Agreement dated March 19, 2013, (the “Custody Agreement”), between Buck and Wells Fargo Shareowner Services, as custodian (the “Custodian”), relating to the Shares to be sold to you by Buck.  We also have examined a copy of a certificate representing the Common Stock of the Company.  In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and Buck and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We have also assumed that (i) the Company is validly existing and in good standing under the law of the State of Tennessee and has full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus; (ii) the Shares to be sold by Buck and the Schedule I Selling Stockholders have been duly authorized and validly issued, and are fully paid and nonassessable; (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company; (iv) the execution, delivery and performance by the Company of the Underwriting Agreement will not violate the Amended and Restated Charter or Amended and Restated Bylaws of the Company; and (v) the execution, delivery and performance by the Company of the Underwriting Agreement will not violate the laws of any other jurisdiction (except that no such assumption is made with respect to the federal law of the United States and the law of the State of New York).

In addition, in connection with our opinions set forth in paragraphs 1 and 2 below, we have assumed that (i) The Depository Trust Company (“DTC”) is a “securities intermediary” as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”), and the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the New York UCC, (ii) the Shares to be sold by Buck and the Schedule I Selling Stockholders are registered in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintains possession of certificates representing those Shares, (iii) DTC indicates by book entries on its books that security entitlements with respect to the Shares to be sold by Buck and the Schedule I Selling Stockholders have been credited to the Underwriters’ securities accounts and (iv) the Underwriters are purchasing the Shares to be sold by Buck and the Schedule I Selling Stockholders without notice of any adverse claim (within the meaning of the New York UCC).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.              Buck has full limited partnership power, right and authority to sell, transfer and deliver the Shares to be sold by Buck and, upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriters will acquire a security entitlement (within the meaning of Section 8-102(a)(17) of the New York UCC) with respect to such Shares and no action based on an adverse claim (within the meaning of Section 8-105 of the New York UCC) may be asserted against the Underwriters with respect to such Shares.

2.              Upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriters will acquire a security entitlement (within the meaning of Section 8-102(a)(17) of the New York UCC) with respect to the Shares to be sold by the Schedule I Selling Stockholders and no action based on an adverse claim (within the meaning of Section 8-105 of the New York UCC) may be asserted against the Underwriters with respect to such Shares.

3.              The statements made in each of the Preliminary Prospectus and the Prospectus under the caption “United States Federal Income and Estate Tax Consequences to Non-U.S. Holders,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

4.              The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of Buck.

5.              The Custody Agreement has been duly authorized, executed and delivered by or on behalf of Buck.

6.              The execution, delivery and performance by the Company of its obligations under the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, nor will such action violate any federal or New York State statute or any rule or regulation that has been issued pursuant to any federal or New York State statute or any order known to us issued pursuant to any federal or New York State statute by any federal or New York State court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, provided that no opinion is given in this paragraph 6 with respect to any federal or state securities laws.

7.              The sale of the Shares by Buck and the execution, delivery and performance by Buck of its obligations under the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on

Schedule II furnished to us by Buck, nor will such action violate the Certificate of Limited Partnership or the Limited Partnership Agreement of Buck or any federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act or any rule or regulation that has been issued pursuant to any federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act or any order known to us issued pursuant to any federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act by any federal or New York State court or governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Revised Uniform Limited Partnership Act having jurisdiction over Buck or any of its properties, provided that no opinion is given in this paragraph 7 with respect to any federal or state securities laws.

8.              No consent, approval, authorization, order, registration or qualification of or with any federal or New York State governmental agency or body or, to our knowledge, any federal or New York State court is required for the compliance by the Company with all of the provisions of the Underwriting Agreement applicable to it, except for the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

9.              No consent, approval, authorization, order, registration or qualification of or with any federal or New York State governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Revised Uniform Limited Partnership Act or, to our knowledge, any federal or New York State court or any Delaware court acting pursuant to the Delaware Revised Uniform Limited Partnership Act is required for the sale of the Shares by Buck and the compliance by Buck with all of the provisions of the Underwriting Agreement applicable to it, except for the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

10.       The Registration Statement has become effective under the Securities Act, and the Preliminary Prospectus was filed on March 27, 2013, and the Prospectus was filed on March 27, 2013, pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

11.       The Company is not an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

12.       To our knowledge, there are no contracts or agreements between the Company and any person granting such person the right (other than as described in the Prospectus and the Registration Statement and other than rights which have been waived or satisfied) to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware Revised Uniform Limited Partnership Act.

This opinion letter is rendered to you in connection with the above-described transaction.  This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

Schedule I

Specified Selling Stockholders

Richard W. Dreiling

Anita C. Elliott

John W. Feray

John W. Flanigan

Lawrence J. Gatta

Robert D. Ravener

Todd J. Vasos

Schedule II

Registration Rights Agreement, dated July 6, 2007, among Buck Holdings, L.P., Buck Holdings, LLC, Dollar General Corporation and the Shareholders named therein

Management Stockholder’s Agreement, as amended, dated as of July 6, 2007, among Dollar General Corporation, Buck Holdings, L.P. and Anita Elliott

Management Stockholder’s Agreement, as amended, dated January 21, 2008, among Dollar General Corporation, Buck Holdings, L.P. and Richard Dreiling

Management Stockholder’s Agreement, as amended, dated December 19, 2008, among Dollar General Corporation, Buck Holdings, L.P. and Todd Vasos

Management Stockholder’s Agreement, as amended, dated August 28, 2008, among Dollar General Corporation, Buck Holdings, L.P. and John Flanigan

Management Stockholder’s Agreement, as amended, dated August 28, 2008, among Dollar General Corporation, Buck Holdings, L.P. and Robert Ravener]

Management Stockholder’s Agreement, as amended, dated March 18, 2009, among Dollar General Corporation, Buck Holdings, L.P. and Lawrence J. Gatta

Shareholders’ Agreement of Dollar General Corporation, dated November 9, 2009

Limited Partnership Agreement of Buck Holdings, L.P., dated July 6, 2007

Indemnification Agreement, dated July 6, 2007, among Buck Holdings, L.P., Dollar General Corporation, Kohlberg Kravis Roberts & Co L.P. and Goldman, Sachs & Co.

Exhibit B-2

NEGATIVE ASSURANCE LETTER OF SIMPSON THACHER & BARTLETT LLP
TO BE DELIVERED PURSUANT TO
SECTION 6(b)

We have acted as counsel to Dollar General Corporation, a Tennessee corporation (the “Company”), to Buck Holdings, L.P., a Delaware limited partnership, and to the selling stockholders named in Schedule I hereto (the “Schedule I Selling Stockholders”), in connection with the purchase by you of an aggregate of 30,000,000 shares (the “Shares”) of Common Stock, par value $0.875 per share (the “Common Stock”), of the Company from Buck, the Schedule I Selling Stockholders and certain other selling stockholders of the Company (collectively, the “Selling Stockholders”), pursuant to the Underwriting Agreement dated March 27, 2013 (the “Underwriting Agreement”), among the Company, Buck, the other Selling Stockholders and you.

We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement on Form S-3 (File No. 333-187493) (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), the Company’s prospectus dated March 25, 2013 (the “Base Prospectus”), as supplemented by the prospectus supplement dated March 27, 2013 (together with the Base Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act, the Company’s preliminary prospectus supplement dated March 27, 2013 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, the information listed on Schedule II hereto (such scheduled information, together with the Preliminary Prospectus, the “Pricing Disclosure Package”), or in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2013, the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 5, 2012 that are incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2012, “Proposal 2: Vote Regarding Charter Amendment” and the portions of the Company’s Preliminary Proxy Statement on Schedule 14A filed on March 25, 2013 which when contained in the Definitive Proxy Statement to be filed for the Company’s annual meeting of shareholders to be held on May 29, 2013 will be incorporated by reference in the Company’s Annual Report on From 10-K for the fiscal year ended February 1, 2013, the Company’s Current Reports on Form 8-K filed with the Commission on February 5, 2013 and March 25, 2013 (other than Item 2.02 or Item 7.01 thereof) and the description of the Common Stock contained in the Company’s Form 8-A filed on November 6, 2009 (collectively, the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended, and incorporated or deemed incorporated in the Prospectus, and we take no responsibility therefor, except as and to the extent set forth in numbered paragraph 3 of our opinion letter to you dated the date hereof.

In connection with, and under the circumstances applicable to, the offering of the Shares, we participated in conferences with certain officers and employees of the Company, representatives of Ernst & Young LLP, representatives of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, your representatives and your counsel in the course of the preparation by the Company of the Registration Statement, the documents comprising the Pricing Disclosure Package and the Prospectus and also reviewed certain records and documents furnished to us, or publicly filed with the Commission, by the Company, as well as the documents delivered to you at the closing.  We did not participate in the preparation of the Exchange Act Documents; however, we discussed certain Exchange Act Documents with the Company prior to their filing with the Commission.  Based upon our review of the Registration Statement, the Pricing Disclosure Package, the Exchange Act Documents and the Prospectus, our participation in the conferences referred to above, our review of the records and documents as described above, as well as our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder:

(i)                                     we advise you that each of the Registration Statement, as of its effective date under the Securities Act, and the Prospectus, as of March 27, 2013, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial or accounting data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents; and

(ii)                                  nothing has come to our attention that causes us to believe that (a) the Registration Statement (including the Exchange Act Documents incorporated or deemed incorporated by reference therein and the Prospectus deemed to be a part thereof), as of March 27, 2013, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Pricing Disclosure Package (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of the time of the pricing of the offering of the Shares on March 27, 2013, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus (including the Exchange Act Documents incorporated or deemed incorporated by reference therein and the Prospectus deemed to be a part thereof), as of March 27, 2013 or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial or accounting data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Exchange Act Documents.

This letter is delivered to you in connection with the above-described transaction.  This letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

Schedule I

Specified Selling Stockholders

Richard W. Dreiling

Anita C. Elliott

John W. Feray

John W. Flanigan

Lawrence J. Gatta

Robert D. Ravener

Todd J. Vasos

Schedule II

Pricing Disclosure Package

Public offering price per share:  $50.75

Number of shares offered:  30,000,000

Exhibit C

OPINION OF BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ PC
TO BE DELIVERED PURSUANT TO
SECTION 6(c)

We have acted as counsel to Dollar General Corporation, a Tennessee corporation (“Dollar General” or the “Company”), in connection with the Underwriting Agreement, pursuant to which the Selling Stockholders propose to sell to the Underwriters an aggregate of 30,000,000 shares (including 4,500,000 shares as a result of the exercise of the Underwriters’ option to purchase additional shares) (the “Securities”) of the Company’s $0.875 par value common stock (the “Common Stock”) pursuant to the Underwriters’ commitment to purchase the Securities.

This Opinion Letter is being delivered in accordance with the conditions set forth in Section 6(c) of the Underwriting Agreement.  All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Underwriting Agreement.

For purposes of the opinions expressed below, we have assumed that all signatures (other than those of representatives of Dollar General) on all documents submitted to us are genuine; that all documents submitted to us as originals are authentic; that all documents submitted to us as certified copies, telecopies or photocopies conform to the originals of such documents, which themselves are authentic; that the Underwriting Agreement has been duly authorized, executed and delivered by each party thereto other than Dollar General; that any natural persons executing any document have legal capacity to do so; and that all public records reviewed are true and complete.  We have further assumed, without investigation, that the representations and warranties contained in the Underwriting Agreement pertaining to factual matters are true and correct as set forth therein; and that any certificate, representation or document that we have received from any governmental authority and upon which we have relied and which was given or dated earlier than the date of this letter continues to remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof.

With respect to the assumptions set forth hereinabove, in the course of our representation of Dollar General, we have not discovered any condition or fact which would lead us to believe that our reliance upon such assumptions is not reasonable.

For purposes of giving this letter, we have examined such corporate records of Dollar General, certificates of public officials, certificates of appropriate officials of Dollar General, and such other documents, and have made such inquiries, as we have deemed relevant as a basis for the opinions set forth herein.  In basing certain of the opinions expressed herein on “our knowledge,” or matters with respect to which we are “aware,” the words “our knowledge” or “aware” signify that, in the course of our representation of Dollar General as aforesaid, no information has come to our attention which has given us actual knowledge that any such opinions are not accurate or that any of the documents, certificates and information on which we have relied in expressing any such opinions are not true and complete in all material respects.  The phrase “our knowledge” and the term “aware” are each limited to the actual knowledge of the lawyers within our firm who participate in our representation of Dollar General.  The phrases “set forth in,” “described in,” “contained in” or words of similar import, when used in reference to information contained in either the Registration Statement or the Prospectus, includes information that is appropriately incorporated by reference into such document pursuant to Commission rules and regulations.

We have participated in the preparation of the Registration Statement, the Disclosure Package and the Prospectus.

Based upon and subject to the foregoing and the other assumptions and qualifications set forth herein, it is our opinion that as of the date hereof:

1.                                      Dollar General has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the state of Tennessee, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Disclosure Package and the Prospectus.

2.                                      Each of the entities listed on Exhibit A to this Opinion Letter (each a “Subsidiary” and collectively, the “Subsidiaries”) has been duly incorporated or organized and is validly existing and is in good standing under the laws of the jurisdiction of its incorporation or formation, and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business (either individually or as a part of Dollar General’s overall business) as described in the Disclosure Package and the Prospectus.

3.                                      Dollar General, except where the failure so to register or qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification.

4.                                      Dollar General’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus under the caption “Description of Capital Stock.”  The issued and outstanding capital stock of Dollar General conforms in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of Capital Stock” and the Common Stock conforms in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of Capital Stock”.  All shares of Common Stock outstanding (including the Securities being sold by the Selling Stockholders) have been duly authorized and validly issued, are nonassessable and, to our knowledge, were fully paid.

5.                                      All of the outstanding shares of capital stock or ownership interests of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, to our knowledge, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, are owned by Dollar General directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or any other security interest, lien, adverse claim, equity or other encumbrance.

6.                                     Holders of outstanding Common Stock are not entitled to preemptive or similar rights that entitle or will entitle any person to acquire or subscribe for the Securities, and no such rights exist as of the Closing Date.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, to our knowledge, Dollar General does not have outstanding any options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of its Common Stock or other ownership interests in the Company.

7.                                      The statements set forth in the Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock — Tennessee Anti-Takeover Statutes,” insofar as such statements constitute matters of law, summaries of legal matters, the Company’s charter or bylaw provisions, documents, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

8.                                      Neither the execution, delivery or performance by Dollar General of the Underwriting Agreement nor compliance by Dollar General with the applicable provisions thereof: (a) conflicts or will conflict with or constitutes or will constitute a breach of the charter or bylaws (or other applicable organizational documents) of Dollar General or the Subsidiaries; or (b) violates or will result in any violation of any existing law, statute or regulation (assuming compliance with all applicable state or foreign securities and/or “Blue Sky” laws) or any ruling, judgment, injunction, order or decree of which we have knowledge, any of the Subsidiaries or any of their respective properties or assets, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

9.                                      The execution and delivery by Dollar General and the performance of its obligations under the Underwriting Agreement does not require any consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as has been obtained or is required under the Securities Act, and except for compliance with the securities or “Blue Sky” laws of various state and foreign jurisdictions and the listing of the Securities on the New York Stock Exchange).

10.                               The Underwriting Agreement has been duly authorized, executed and delivered by Dollar General.

In connection with rendering the opinions set forth herein, we have assumed the following:

(a)                                 The Underwriters are duly organized and validly existing corporations in good standing in their respective states of incorporation; are qualified to do business and are in good standing as foreign corporations in such states as is required by applicable law; and have full corporate power and authority to enter into and perform the obligations described in the Underwriting Agreement.

(b)                                 Each of the Underwriters has the legal power to engage in and to perform all transactions contemplated by the Underwriting Agreement and is not prohibited by their respective charters, certificates or articles of incorporation, by-laws, policies or boards of directors, or by any agreement to which such parties, or any of them, are bound, or by any statute, law, ordinance or regulation of the United States government or of any state, or by any injunction, order or decree of any court, administrative agency or other governmental authority of any state from engaging and performing all transactions contemplated by the Underwriting Agreement.

(c)                                  Neither the Underwriters nor their legal counsel has any current actual knowledge that any opinion set forth herein is inaccurate in any respect.

(d)                                 All necessary governmental consents, authorizations, orders, approvals, registrations, recordations, declarations or filings required for the valid authorization, execution and delivery of the Underwriting Agreement, to the extent such matters are not governed by the laws of the State of Tennessee or by the federal laws of the United States of America, have been duly obtained, received, made or accomplished.

(e)                                  With respect to the Underwriters, all necessary governmental consents, authorizations, orders, approvals, registrations, recordations, declarations or filings required for the valid authorization, execution and delivery of the Underwriting Agreement have been duly obtained, received, made or accomplished.

(f)                                   Dollar General and the Underwriters each will comply with their respective obligations under the Underwriting Agreement.

The opinions set forth in this Opinion Letter also are subject to the following qualifications:

(a)                                 Our opinions as set forth herein are limited in all respects to the laws of the state of Tennessee and the federal laws of the United States of America.  No opinion is given regarding the laws of any other jurisdiction except with respect to the matters addressed in numbered paragraphs 2 and 3 of this Opinion Letter regarding the organization and good standing of each Subsidiary and the qualification of Dollar General.

(b)                                 With respect to the opinions set forth in numbered paragraph 1 of this Opinion Letter related to the good standing of Dollar General, we have relied solely upon a certificate of existence issued by the Tennessee Secretary of State as conclusive evidence as to such matter, and we have assumed that such certificate remained accurate through the date hereof.

(c)                                  With respect to the opinions set forth in numbered paragraphs 2 and 3 of this Opinion Letter regarding the organization and good standing of each Subsidiary and the qualification of Dollar General, we have relied solely upon certificates of existence and certificates of good standing and/or qualification to do business as conclusive evidence as to such matters, and we have assumed that such certificates remained accurate through the date hereof.

(d)                                 We express no opinion with respect to the registration or qualification of the Securities under any state securities or “Blue Sky” laws or the securities laws of any foreign jurisdiction.

(e)                                  This letter is strictly limited to those matters expressly addressed herein.  We express no opinion as to any matter not specifically stated to be and numbered above as an opinion.

(f)                                   This letter is rendered as of the date hereof, and we assume no responsibility to update this letter for any changes in applicable law occurring after the date hereof.

Our opinions contained herein are rendered solely in connection with the transactions contemplated under the Underwriting Agreement and may not be relied upon in any manner by any Person other than the addressees hereof (with the exception of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Underwriters, and Simpson Thacher & Bartlett LLP, each of whom may rely upon this opinion) and any successor or assignee of any addressee (including successive assignees).  Our opinions herein shall not be furnished to any Person, except with our consent, or as may be required by applicable law or regulation, and may not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever.

Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL
& BERKOWITZ, PC

Exhibit A

to

Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

Subsidiaries

Name	Jurisdiction of Formation
Ashley River Insurance Company, Inc.	South Carolina
DC Financial, LLC	Tennessee
DG Logistics, LLC	Tennessee
DG Louisiana, LLC	Tennessee
DG Promotions, Inc.	Tennessee
DG Retail, LLC	Tennessee
DG Strategic I, LLC	Tennessee
DG Strategic II, LLC	Tennessee
DG Strategic VI, LLC	Tennessee
DG Strategic VII, LLC	Tennessee
DG Strategic VIII, LLC	Tennessee
DG Transportation, Inc.	Tennessee
DGC Holdings, LLC	Delaware
DG eCommerce, LLC	Tennessee
Dolgen I, Inc.	Tennessee
Dolgen II, Inc.	Tennessee
Dolgen III, Inc.	Tennessee
Dolgen California, LLC	Tennessee
Dolgencorp of New York, Inc.	Kentucky
Dolgencorp of Texas, Inc.	Kentucky
Dolgencorp, LLC	Kentucky
Dolgen Midwest, LLC	Tennessee
Dollar General Partners	Kentucky
Retail Property Investments, LLC	Delaware
Retail Risk Solutions, LLC	Tennessee
South Boston FF&E, LLC	Delaware
South Boston Holdings, Inc.	Delaware
Sun-Dollar, L.P.	California

Exhibit D

OPINION OF SELLING STOCKHOLDER COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 6(d)

1.             The Selling Stockholder has full power, right and authority to sell, transfer and deliver the Shares to be sold by such Selling Stockholder and, upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriters will acquire a security entitlement (within the meaning of Section 8-102(a)(17) of the New York UCC) with respect to such Shares and no action based on an adverse claim (within the meaning of Section 8-105 of the New York UCC) may be asserted against the Underwriters with respect to such Shares.

2.             The Underwriting Agreement and the Custody Agreement and Power of Attorney have been duly [authorized,] executed and delivered by or on behalf of the Selling Stockholder and the Custody Agreement is valid and binding on the Selling Stockholder.

3.             The sale of the Shares by the Selling Stockholder and the execution, delivery and performance by the Selling Stockholder of the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or bound, nor will such action violate [the [Certificate of Incorporation / Articles of Organization / Certificate of Limited Partnership] or the [Bylaws / Operating or Limited Liability Company Agreement / Limited Partnership Agreement] of the Selling Stockholder or] any law or any rule or regulation known to such counsel to be applicable to the Selling Stockholder or any order known to such counsel issued by any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties.

4.             No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the sale of the Shares by the Selling Stockholder and the compliance by the Selling Stockholder with all of the provisions of the Underwriting Agreement, except for the registration under the Securities Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of [•] or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of [responsible officers of] the Selling Stockholders and public officials.

Exhibit E

OPINION OF SUSAN S. LANIGAN
TO BE DELIVERED PURSUANT TO
SECTION 6(e)

I am general counsel to Dollar General Corporation, a Tennessee corporation (the “Company”) and have represented the Company in connection with the preparation, execution and delivery of the Underwriting Agreement, dated March 27, 2013 , by and among the Company, the Selling Stockholders named therein and Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC, as Representatives of the Underwriters listed in Schedule I to the Underwriting Agreement (the “Underwriting Agreement”), and the transactions contemplated thereby.  Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Underwriting Agreement. This opinion is furnished to you pursuant to the Underwriting Agreement.

I have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as I have deemed relevant and necessary in connection with the opinion expressed herein.

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that:

The statements made in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2013 under the heading “Legal Proceedings” contained in Part I, Item 3 therein and incorporated by reference in each of the Preliminary Prospectus, dated March 27, 2013 and the Prospectus, dated March 27, 2013, constitute accurate summaries of the matters described therein in all material respects.

I express no opinion with respect to any other matter not specifically stated to be an opinion herein.

I am admitted in the State of Tennessee, and the foregoing opinion is limited to the law of the State of Tennessee and the Federal law of the United States.  I express no opinion as to any other laws or regulations.

This opinion letter is rendered to you solely in connection with the above described transactions and is as of the date hereof. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent. I assume no obligation to update or supplement the opinion expressed herein to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.